    As filed with the Securities and Exchange Commission on ___________, 2000
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                              Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                GLAMIS GOLD LTD.
             (Exact name of Registrant as specified in its charter)

     BRITISH COLUMBIA, CANADA                               NONE
(State or other jurisdiction of
incorporation or organization)             (I.R.S.. Employer Identification No.)

                            5190 NEIL ROAD, SUITE 310
                               RENO, NEVADA 89502
          (Address of principal executive offices, including zip code)

                  AMENDED INCENTIVE SHARE PURCHASE OPTION PLAN
                            (Full title of the plans)

                               CHARLES A. JEANNES
      SENIOR VICE-PRESIDENT, ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                            5190 NEIL ROAD, SUITE 310
                               RENO, NEVADA 89502
                                 (702) 827-4600
 (Name, address and telephone number, including area code, of agent for service)
                             ----------------------
                                    COPY TO:

                               G. BARRY FINLAYSON
                          LANG MICHENER LAWRENCE & SHAW
                          1500-1055 WEST GEORGIA STREET
                                 P.O. BOX 11117
                      VANCOUVER, BRITISH COLUMBIA, V6E 4N7
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================== ================ =================== ==================== =============
                                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                                                             NUMBER TO BE      OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
           TITLE OF SECURITIES TO BE REGISTERED             REGISTERED (1)       PER SHARE              PRICE              FEE
----------------------------------------------------------- ---------------- ------------------- -------------------- -------------
Common Shares, without par value, subject to outstanding        865,000         U.S.$1.76 to     U.S. $1,682,111 (2)  U.S. $468 (2)
options                                                                        U.S.$2.03 (2)
Common Shares without par value not subject to                 1,151,800       U.S.$2.00 (3)     U.S.$2,303,600 (3)    U.S.$640 (3)
outstanding options
Common Shares without par value, subject to outstanding        1,556,500            N/A                  N/A               0(4)
options
Common Shares without par value net subject to                   203,000            N/A                  N/A               0(4)
outstanding options
----------------------------------------------------------- ---------------- ------------------- -------------------- -------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's Amended Incentive Share Purchase Option Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common shares.
(2) Based on the exercise prices of options granted as of the date of this Registration Statement. The prices of the options have been converted from Canadian dollars to U.S. dollars on the exchange rate of Cdn$1.4785 per U.S.$1.00 (based upon the normal buying rate as reported by the Federal Reserve Bank of New York on June 2, 2000).
(3) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(h) under the Securities Act of 1933, as amended. The proposed offering price and calculation of the registration fee is based on a share price of U.S.$2.00, which was the average of the high and low trade prices for the Registrant's common shares on June 13, 2000 as reported on the New York Stock Exchange, Inc.
(4) These Common shares were originally registered on the Registrant's Registration Statement on Form S-8, registration number 333-00936, filed with the Securities and Exchange Commission on January 31, 1996 (the "Prior Statement"); accordingly, the registration fee in respect of such Common Shares was paid at the time of the original filing and pursuant to rule 429 under the Securities Act of 1933, as amended, are not applicable for this Registration Statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Certain portions of the Prior Statement are incorporated by reference as set forth below. The purpose of this Registration Statement is to register 2,016,800 common shares of the Registrant, which are in addition to the 1,759,500 common shares which remain subject to the Registrant's Amended Incentive Share purchase Option Plan dated for reference September 30, 1995, which Common Shares were registered pursuant to the Prior Statement.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of Item 3 of the Prior Statement are herein incorporated by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The contents of Item 6 of the Prior Statement are herein incorporated by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS

     Exhibit Number                                                  Description
------------------------- -------------------------------------------------------------------------------------------------
           5.1            Opinion of Lang Michener Lawrence & Shaw regarding legality of the Common Shares being registered
          23.1            Consent of KPMG LLP, Chartered Accountants
          23.2            Consent of Lang Michener Lawrence & Shaw (included in opinion filed as Exhibit 5.1)
          23.3            Consent of Mine Reserve Associates, Inc., Professional Engineer
          24.1            Power of Attorney (see signature page)
          99.1            Amended Incentive Share Purchase Option Plan dated for reference September 30, 1995

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

\



                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 19th day of June, 2000.

                             GLAMIS GOLD LTD.

                             (signed) "C. Kevin McArthur"
                             -----------------------------------------------
                             By: C. Kevin McArthur
                                 President, Chief Executive Officer and Director

Each person whose individual signature appears below hereby authorizes C. Kevin McArthur and Daniel J. Forbush, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of June, 2000.

                    SIGNATURE                                                           TITLE

(signed) "C. Kevin McArthur"                        President, Chief Executive Officer, Director and Authorized Representative in
-----------------------------------------------
C. Kevin McArthur                                   the United States (Principal Executive Officer)

(signed) "Cheryl S. Maher"                          Vice President Finance, Chief Financial Officer and Treasurer (Principal
-----------------------------------------------
Cheryl S. Maher                                     Financial and Accounting Officer)

(signed) "A. Dan Rovig"                             Chairman of the Board and Director
-----------------------------------------------
A. Dan Rovig

(signed) "James R. Billingsley"                     Director
-----------------------------------------------
James R. Billingsley

(signed) "Ian S. Davidson"                          Director
-----------------------------------------------
Ian S. Davidson

(signed) "Jean Depatie"                             Director
-----------------------------------------------
Jean Depatie

(signed) "Kenneth F. Williamson"                    Director
-----------------------------------------------
Kenneth F. Williamson

(signed) "Leonard Harris"                           Director
-----------------------------------------------
Leonard Harris

                                INDEX TO EXHIBITS

      Exhibit
      Number                                                       Description
-------------------- -------------------------------------------------------------------------------------------------
         5.1         Opinion of Lang Michener Lawrence & Shaw regarding legality of the Common Shares being registered
        23.1         Consent of KPMG LLP, Chartered Accountants
        23.2         Consent of Lang Michener Lawrence & Shaw (included in opinion filed as Exhibit 5.1)
        23.3         Consent of Mine Reserve Associates, Inc., Professional Engineer
        24.1         Power of Attorney (see signature page)
        99.1         Amended Incentive Share Purchase Option Plan dated for reference September 30, 1995